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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant
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
       Name of Subsidiary:------------------------------------IKOS Systems GmbH

       Jurisdiction of Organization:--------------------------Germany

       Name Under Which Doing Business------------------------IKOS Systems Computer Vertriebs GmbH



       Name of Subsidiary:------------------------------------IKOS Systems, Ltd.

       Jurisdiction of Organization:--------------------------United Kingdom

       Name Under Which Doing Business------------------------IKOS Systems, Limited



       Name of Subsidiary:------------------------------------IKOS Systems K.K.

       Jurisdiction of Organization:--------------------------Takatsu-ku, Kawasaki-shi, Kanagawa

       Name Under Which Doing Business------------------------IKOS Systems Kabushiki Kaisha


       Name of Subsidiary:------------------------------------IKOS (India) Pvt. Ltd.

       Jurisdiction of Organization:--------------------------India

       Name Under Which Doing Business------------------------IKOS (India) Pvt. Ltd.


       Name of Subsidiary:------------------------------------IKOS Systems SARL.

       Jurisdiction of Organization:--------------------------France

       Name Under Which Doing Business------------------------IKOS Systems SARL